                                                                Exhibit 99.1
News
Release                                                         TXU LOGO
-------------------------------------------------------------------------------
1601 Bryan Street
Dallas, Texas  75201-3411



                    TXU Reports Strong Third Quarter Results

DALLAS - October 22, 2004 - TXU Corp. (NYSE: TXU) today reported consolidated results for the third quarter ended September 30, 2004.

Reported Earnings
Reported net income available for common stock for the third quarter 2004 was $662 million, $1.34 per diluted share, as compared to $392 million, $1.07 per diluted share for the third quarter 2003. Reported earnings include income from discontinued operations1 of $287 million, $0.97 per diluted share, a dilutive effect of Convertible Senior Notes of $268 million, $0.91 per diluted share, and other net special items charges, primarily associated with the company's restructuring program, of $10 million, $0.03 per diluted share. All amounts are after tax. The Convertible Senior Notes, 92 percent of which were repurchased in October, are dilutive because the conversion trigger price of $41.48 per share was reached in the third quarter. Due to the Company's stated intent to settle the conversion in cash, the calculation of diluted earnings per share reflects a reduction in earnings for the assumed after-tax settlement expense based on the fair market value of the embedded conversion option at September 30, 2004.2

Operational Earnings3
Operational earnings, which exclude special items, for the three months ended September 30, 2004 were $385 million, $1.31 per diluted share of common stock, versus $328 million, $0.90 per diluted share for the 2003 comparable period, a 46 percent increase per share. TXU's Energy segment's improved operational performance, reduced corporate expenses, and fewer average diluted common shares contributed to the improved results, while the contribution from TXU's Electric Delivery segment declined slightly primarily due to the effect of mild summer weather on revenues. Milder summer weather resulted in an estimated $17 million decrease in the Electric Delivery segment revenues and $120 million decrease in the Energy segment revenues, representing an estimated decrease in earnings of $0.07 per diluted share of common stock. Results from continuing operations for the third quarter 2004 were $380 million or $0.39 per diluted share, including the $0.91 per diluted share effect of the Convertible Senior Notes, as compared to $333 million, $0.91 per diluted share in the prior year period.

"TXU's restructuring strategies are continuing to yield results, and we are moving closer to achieving high performance in each of our businesses," said C. John Wilder, chief executive officer, TXU Corp. "These third quarter results reflect strong execution and demonstrate the resiliency of our business as we delivered solid earnings despite the mildest summer in 15 years."

Cash Flow and Liability Management
Year-to-date September 30, 2004 cash flow from operations was $1.1 billion compared to $1.8 billion for the same period in 2003. The decrease primarily reflects the receipt of a $616 million tax refund in 2003. Total debt has been reduced by $2.3 billion year-to-date September 30, 2004. Excluding securitization bonds, which is consistent with credit reviews treatment, total debt has decreased $3.1 billion. The reduction includes $1.7 billion of debt assumed by the purchaser of TXU Australia. In addition, TXU has defeased or repurchased approximately $1.6 billion of debt in October 2004 primarily with proceeds from the merger transaction between TXU Gas and Atmos Energy Corporation, whereby Atmos Energy acquired the operations of TXU Gas. Outstanding shares of common stock have also been reduced by approximately 32 million year-to-date September 30, 2004. The repurchase of the TXU Energy Company exchangeable preferred membership interests and equity-linked and convertible debt securities, including the tender offers that closed in October 2004, resulted in the elimination of actual or potential additional common stock share dilution of 93 million shares.

---------------------------
1    See Table 20 for details of discontinued operations.
2 As a result of the success of the tender offer for the Convertible Senior Notes, TXU Corp. now expects to settle any conversions of the remaining notes with common stock, not cash.
3 Operational earnings is a non-GAAP measure adjusting for special items. See Attachment 1: Financial Definitions for a detailed definition of operational earnings and other GAAP and Non-GAAP financial measures used in this release.

Earnings Teleconference Today - EEI Conference and Presentation Next Week
TXU will host a teleconference with financial analysts to discuss third quarter results at 10:00 a.m. Central time (11:00 a.m. Eastern time) today. The telephone numbers are 800-309-0343 in the United States and Canada and 706-634-7057 internationally, with confirmation code 274457. The teleconference will be web cast live on TXU Corp.'s web site at www.txucorp.com for all interested parties.

On Tuesday, October 26, 2004, C. John Wilder, chief executive officer of TXU Corp. will provide an update on TXU's strategy, business performance, and financial outlook for 2004 through 2006 at the EEI Annual Financial Conference. A live web cast of the EEI presentation will be available on the Investor Resources section of TXU Corp.'s website at www.txucorp.com beginning at approximately 7:30 a.m. Pacific time (10:30 a.m. Eastern time).

Table 1 provides a recap of operational highlights since the beginning of the third quarter.

Table 1: Recent Highlights
---------------- ---------------------------------------------------------------------------------------------------------
Date                                                            Highlight
---------------- ---------------------------------------------------------------------------------------------------------
07-01            Launched partnership with Capgemini Energy, a joint venture providing business support services to TXU, and transferred approximately 3,000 TXU full-time and contracted employees to the new company.
................. .........................................................................................................
07-28            Received approval from the Public Utility Commission of Texas to raise electric price-to-beat prices in
                 North Texas by 12.7 percent, resulting from continued increases in natural gas prices. TXU Energy Retail and its affiliate continue to offer the lowest price to beat prices of any
                 incumbent in the state.
................. .........................................................................................................
07-30            Completed the sale of TXU Australia to Singapore Power for an enterprise value of $3.6 billion.
................. .........................................................................................................
09-28            Completed the repurchase of 20 million shares of TXU Corp. outstanding common stock pursuant to an accelerated repurchase agreement that had been announced on June 30.
................. .........................................................................................................
09-28            Continued hurricane assistance to southeastern states by sending 100 TXU Electric Delivery employee volunteers to areas hard-hit by series of storms.
................. .........................................................................................................
09-29            Announced that TXU Energy Company and Credit Suisse First Boston mutually agreed not to pursue a joint energy marketing and trading venture previously announced on May 18.
................. .........................................................................................................
09-30            TXU Energy Company announced the realignment of and related appointments to its marketing operations that further support its focus on customers and its initiative to improve customer service levels.
................. .........................................................................................................
10-01            Released an independent environmental study developed by NERA as part of a TXU Corp. shareholder resolution.
................. .........................................................................................................
10-01            Completed the merger transaction between TXU Gas and Atmos Energy for cash proceeds of $1.905 billion.
                 Announced the redemption of TXU Gas preferred stock and defeasance of TXU Gas debt.
................. .........................................................................................................
10-15            Closed on the cash tender offers for equity-linked and convertible securities announced on September
                 15, retiring $1.1 billion stated amount of debt and avoiding potential future issuances of up to 27.1 million shares of TXU
                 Corp. common stock associated with the securities.
---------------- ---------------------------------------------------------------------------------------------------------

Consolidated Results - Additional Details
For the nine month (year-to-date) period ended September 30, 2004, TXU Corp. reported net income available for common stock of $239 million, or a loss of $0.09 per diluted share of common stock, as compared to net income available for common stock of $537 million, $1.52 per diluted share, in the prior year period. For the current year-to-date period, the positive net income of $239 million represents a loss per diluted share due to the subtraction from net income available for common stock of the $268 million effect of the Convertible Senior Notes in the diluted earnings per share calculation. Year-to-date income from continuing operations was $422 million, $0.50 per diluted share, as compared to $527 million, $1.49 per diluted share, in the prior year period.

Year-to-date 2004 operational earnings were $704 million, $2.14 per diluted share, as compared to $511 million, $1.45 per diluted share, in the prior year period, a 48 percent increase. Major drivers of operational earnings are described below in Table 4.

Provided below in Table 2a is a reconciliation of reported results to operational earnings.

Table 2a: Reconciliation of Operational Earnings to Reported Net Income
Q3 04 vs. Q3 03, YTD 04 vs. YTD 03; $ per diluted share after tax
-------------------------------------------------------------- -------------- --------------- --------------- --------------
Factor                                                                 Q3 04           Q3 03          YTD 04         YTD 03
-------------------------------------------------------------- -------------- --------------- --------------- --------------
Net income (loss) to common                                             1.34            1.07          (0.09)           1.52
............................................................... .............. ............... ............... ..............
   Income from discontinued operations                                (0.97)          (0.17)          (2.13)         (0.22)
............................................................... .............. ............... ............... ..............
   Extraordinary gain                                                      -               -          (0.05)              -
............................................................... .............. ............... ............... ..............
   Cum. effect of changes in accounting principles                         -               -               -           0.15
............................................................... .............. ............... ............... ..............
   Premium on EPMIs                                                        -               -            2.72              -
............................................................... .............. ............... ............... ..............
   Preference stock dividends                                           0.02            0.01            0.05           0.04
............................................................... .............. ............... ............... ..............
Income from continuing operations                                       0.39            0.91            0.50           1.49
............................................................... .............. ............... ............... ..............
   Preference stock dividends                                         (0.02)          (0.01)          (0.05)         (0.04)
............................................................... .............. ............... ............... ..............
   Dilutive effect of Convertible Senior Notes                          0.91               -            0.80              -
............................................................... .............. ............... ............... ..............
   Dilution effect of EPMIs                                                -               -            0.01              -
............................................................... .............. ............... ............... ..............
   Special items                                                        0.03               -            0.88              -
............................................................... .............. ............... ............... ..............
Operational earnings                                                    1.31            0.90            2.14           1.45
-------------------------------------------------------------- -------------- --------------- --------------- --------------

Table 2b demonstrates the dilution calculation for reported and operational earnings per share for third quarter and year-to-date 2004. For the third quarter 2004, average basic and average diluted shares outstanding are the same.

Table 2b: Calculation of Diluted Earnings Per Share4
Q3 04 and YTD 04; $millions, million shares, $ per share
-------------------------------------------------------------- -------------- --------------- --------------- --------------
Factor                                                                 Q3 04           Q3 04          YTD 04         YTD 04
                                                                    Reported     Operational        Reported    Operational
-------------------------------------------------------------- -------------- --------------- --------------- --------------
Net income to common                                                     662                             239
............................................................... .............. ............... ............... ..............
Operational earnings                                                                     385                            704
............................................................... .............. ............... ............... ..............
   Dilutive effect of Convertible Senior Notes                         (268)               -           (268)              -
............................................................... .............. ............... ............... ..............
   Interest on exchangeable preferred securities                           -               -               -             18
............................................................... .............. ............... ............... ..............
Diluted earnings                                                         394             385            (29)            722
............................................................... .............. ............... ............... ..............
  Basic shares                                                                                           313
............................................................... .............. ............... ............... ..............
  Diluted shares                                                         295             295                            337
............................................................... .............. ............... ............... ..............
Diluted earnings per share                                              1.34            1.31          (0.09)           2.14
-------------------------------------------------------------- -------------- --------------- --------------- --------------

Special items in the third quarter and year-to-date 2004 periods primarily relate to TXU Corp.'s major restructuring and operational improvement program. Because of the nature and significance of these items, presentation of results after adjustment for the items allows for a more meaningful analysis of the underlying performance of the business. Special items in the third quarter relate primarily to debt retirement expenses associated with the company's liability management program and professional expenses related to restructuring transactions, somewhat offset by a gain on sale of land by TXU Energy Company. Special items for the year-to-date period also include severance-related charges and software project write-offs related to the business services outsourcing partnership, Capgemini Energy, other severance-related charges arising from organizational realignments, a write-down of spare parts inventories for excess items on hand, impairments of generation-related assets due to closures, one-time compensation expenses and a litigation accrual for the potential settlement of certain cases. Special items also include the benefit of a reduction in tax reserves associated with the 2002 write-off of the TXU Europe investment. Special items are described in Table 3.

----------------
4 For year-to-date 2004, the dilution calculation for reported earnings reflects the subtraction of the $268 million adjustment for the Convertible Senior Notes from net income available for common stock, which results in a net loss. Because of anti-dilution rules, average basic shares of common stock of 313 million are used instead of average diluted shares and the interest on TXU Energy Company's exchangeable preferred membership interests (EPMIs) are not added to net income. However, for the year-to-date 2004 operational earnings calculation, the $18 million after-tax interest expense on the EPMIs, which were repurchased by TXU Corp. on April 26, 2004, is added to net income and the related diluted average share count of 337 million is used. The diluted earnings per share calculation for third quarter 2003 adds the $13 million of interest expense on the EPMIs to net income and divides by the 379 million average diluted shares. The year-to-date 2003 calculation adds the $40 million of interest expense on the EPMIs to net income and divides by the 378 million average diluted shares.

Table 3:  Description of Special Items
Q3 04 and YTD 04; $millions and $ per diluted share after tax
--------------------------------------- ------------------- -------- --------- --------- --------- ----------- -------------
Special Item                               Earnings                               YTD      YTD       YTD            YTD
                                           Category          Q3 04     Q3 04      04        04      04  Cash    04 Non-Cash5
--------------------------------------- ------------------- -------- --------- --------- --------- ----------- -------------
Energy segment:
........................................ ................... ........ ......... ......... ......... ........... .............
   Software projects write-off            Other deductions      (1)         -        69      0.20           -            69
........................................ ................... ........ ......... ......... ......... ........... .............
   Severance charges                      Other deductions        2      0.01        61      0.18          61             -
........................................ ................... ........ ......... ......... ......... ........... .............
   Inventory/gas plant write-downs        Other deductions        2      0.01        53      0.16           -            53
........................................ ................... ........ ......... ......... ......... ........... .............
   Disposition of property                Other deductions     (12)    (0.04)      (12)    (0.03)        (12)             -
........................................ ................... ........ ......... ......... ......... ........... .............
Electric Delivery segment:
............................................................ ........ ......... ......... ......... ........... .............
   Severance/other charges                Other deductions        1         -        14      0.04          13             1
........................................ ................... ........ ......... ......... ......... ........... .............
Corporate and Other:
............................................................ ........ ......... ......... ......... ........... .............
   One-time compensation expense                      SG&A        -         -        51      0.15          51             -
........................................ ................... ........ ......... ......... ......... ........... .............
   Transaction professional fees                      SG&A       10      0.03        22      0.06          22             -
........................................ ................... ........ ......... ......... ......... ........... .............
   Litigation settlement reserve          Other deductions        -         -        65      0.19           -            65
........................................ ................... ........ ......... ......... ......... ........... .............
   Liability management expense           Other deductions        7      0.02        46      0.14           7            39
........................................ ................... ........ ......... ......... ......... ........... .............
   Severance charges                      Other deductions        -         -         3      0.01           3             -
........................................ ................... ........ ......... ......... ......... ........... .............
   Income tax benefit                     Income tax expense      -         -      (75)    (0.22)           -          (75)
........................................ ................... ........ ......... ......... ......... ........... .............
      Total                                                       9      0.03       297      0.88         145           151
--------------------------------------- ------------------- -------- --------- --------- --------- ----------- -------------

Consolidated Operational Earnings Summary
Table 4 provides a consolidated summary of major drivers of operational earnings per diluted share. A more detailed discussion of contributions and drivers by segment is provided in Business Segment Results.

Table 4:  Consolidated - Operational Earnings Reconciliation
Q3 04 vs. Q3 03 and YTD 04 vs. YTD 03; $ per diluted share
------------------------------------------ -------------- --------------
Earnings Factor                                      QTR            YTD
------------------------------------------ -------------- --------------
Q3 03 operational earnings                          0.90           1.45
........................................... .............. ..............
   Contribution margin:
........................................... .............. ..............
      Energy segment                                0.17           0.60
........................................... .............. ..............
      Electric Delivery segment                     0.09           0.22
........................................... .............. ..............
   Operating costs                                (0.01)         (0.08)
........................................... .............. ..............
   Depreciation and amortization                  (0.07)         (0.11)
........................................... .............. ..............
   SG&A                                           (0.11)         (0.20)
........................................... .............. ..............
   Franchise and revenue based taxes              (0.01)           0.04
........................................... .............. ..............
   Other income and deductions                      0.03           0.07
........................................... .............. ..............
   Net interest                                     0.11           0.20
........................................... .............. ..............
   Income taxes                                   (0.05)         (0.23)
........................................... .............. ..............
   Effect of reduced shares                         0.26           0.18
........................................... .............. ..............
Q3 04 operational earnings                          1.31           2.14
------------------------------------------ -------------- --------------

Operational earnings per diluted share of common stock were $1.31, up 46 percent from $0.90 in the third quarter of 2003. The increase was driven by a reduction in the average diluted shares outstanding, a $0.14 improvement in operational earnings from the Energy segment, and a $0.06 per share reduction in corporate expenses, partially offset by a $0.05 per share lower contribution from the Electric Delivery segment, primarily due to the effect of milder weather on revenues. The decrease in diluted shares of common stock was primarily due to repurchase of TXU Energy Company's exchangeable preferred membership interests in April, approximately 24.9 million shares of common stock in May and June, and approximately 5.7 million shares in the third quarter of 2004. Year-to-date operational earnings per diluted share increased by $0.69 over the prior year period as a result of a $0.38 per share increase in operational earnings from the Energy segment, a $0.02 per share decrease from the Electric Delivery segment, a $0.15 per share reduction in Corporate expenses, and the reduction in average shares. A more detailed review of variances by segment is provided below.

Cash Flows and Other Financial Measures
Cash provided by operating activities for the nine months ended September 30, 2004 was $1,084 million, a decrease of $726 million from the prior year period. The decrease primarily reflects the receipt of a $616 million tax refund in 2003 and the improved working capital in the prior year period reflecting the reduction in billing delays experienced during the transition to competition in 2002. Cash provided by operating activities before changes in operating assets and liabilities increased by $20 million over the prior year period.

---------------------------
5 While these items are reflected in earnings for the current period, the cash impact of those items which are cash will be realized in future quarters. These items are considered non-cash for the current period. Severances, which are cash events, were accrued in Q2.However, the majority of severance payments were made in Q3. Timing of the cash settlement of the litigation reserve is not known at this time.

Table 5 provides a summary of consolidated common stock and return measures.

Table 5: Consolidated - Return Statistics
Periods ended 9/30/04 and 9/30/03; mixed measures
---------------------------------------------------------------------------------- ------------- ------------- -------------
Statistic                                                                               9/30/04       9/30/03      % Change
---------------------------------------------------------------------------------- ------------- ------------- -------------
Common stock data:
................................................................................... ............. ............. .............
   Book value per share-end of period                                                     15.14         16.74         (9.6)
................................................................................... ............. ............. .............
   Basic shares outstanding-end of period (millions)                                        292           322         (9.3)
................................................................................... ............. ............. .............
   Return on average common stock equity - based on net income (%)                          5.1        (77.1)             -
................................................................................... ............. ............. .............
   Return on average common stock equity - based on operational earnings (%)               14.2           7.7          84.4
................................................................................... ............. ............. .............
   Return on average invested capital - based on net income (%)                             8.9        (20.2)             -
................................................................................... ............. ............. .............
   Return on average invested capital - based on operational earnings (%)                   6.6           4.7          40.4
---------------------------------------------------------------------------------- ------------- ------------- -------------

Table 6 represents available liquidity (cash and available credit facility capacity) as of October 15, 2004 (subsequent to funding the equity-linked and Convertible Senior Notes tender offers) and December 31, 2003. TXU plans to maintain minimum available liquidity of $1.5 billion.

Table 6: Consolidated - Liquidity
Available amounts as of 10/15/04 and 12/31/03; $millions
---------------------------------- ------------------------------------------------ ------------- ------------ -------------
Liquidity Component                                                       Borrower      Maturity     10/15/04      12/31/03
---------------------------------- ------------------------------------------------ ------------- ------------ -------------
Cash and cash equivalents                                                                                  75           829
................................... ................................................ ............. ............ .............
$1.4 billion credit facility              TXU Energy Co./TXU Electric Delivery Co.       June 07         1,080            -
................................... ................................................ ............. ............ .............
$600 million credit facility              TXU Energy Co./TXU Electric Delivery Co.       June 05          520             -
................................... ................................................ ............. ............ .............
$500 million credit facility              TXU Energy Co./TXU Electric Delivery Co.       June 09          500             -
................................... ................................................ ............. ............ .............
$500 million credit facility                                             TXU Corp.     August 08           71            78
................................... ................................................ ............. ............ .............
Terminated facilities                                                                                       -         2,206
................................... ................................................ ............. ............ .............
   Total liquidity                                                                                      2,246         3,113
---------------------------------- ------------------------------------------------ ------------- ------------ -------------

TXU Corp. has made substantial progress in improving its financial flexibility as demonstrated on Table 7, which shows TXU Corp.'s capitalization and credit ratio metrics. For the debt to market capitalization calculation, debt excludes securitization bonds to reflect the off-credit treatment and is net of debt-related restricted cash to reflect the net debt treatment in credit reviews.

Table 7: Consolidated - Financial Flexibility Measures
Twelve months 9/30/04 and 12/31/03; mixed measures
------------------------------------------------------------------------ ----------- ------------- ------------- -------------
Financial Flexibility Measure                                                 Q3 04         Q4 03        Change      % Change
------------------------------------------------------------------------ ----------- ------------- ------------- -------------
EBITDA/Interest                                                                 3.7           3.0           0.7          23.3
......................................................................... ........... ............. ............. .............
Debt/EBITDA                                                                     4.1           5.1         (1.0)        (19.6)
------------------------------------------------------------------------ ----------- ------------- ------------- -------------

Business Segment Results
The following is a discussion of operational earnings by business segment.

Energy Segment
TXU's Energy segment consists of the electricity generation and consumer, business and wholesale markets activities of TXU Energy Company LLC, principally in the competitive Texas market. TXU Corp. expects to split the Energy segment into TXU Power (electricity generation operations) and TXU Energy (consumer, business, and wholesale markets) for reporting purposes in 2005.

TXU Energy (consumer, business, and wholesale markets) had a solid operating quarter, with continued progress in operational excellence, market leadership, and commercial excellence. The business continued to deliver on its strategy to improve the overall customer experience and be the best in the industry at customer service. Average speed to answer customer calls for the quarter was 10 seconds compared to 388 seconds for the same quarter last year. Customer time in the integrated voice recognition system (IVR) was also reduced via an ongoing rollout of a shorter, more easily navigable IVR. Early results have delivered an approximately 10 to 15 percent more effective completion rate which should also result in improved customer satisfaction. In its first quarter of operations, the CapGemini relationship has assisted in delivering these service improvements and is on course to deliver $115 million of SG&A savings system-wide in 2005.

Progress is also being made in our Wholesale Markets business in reducing our fuel and purchased power costs. Ancillary services and shaping power, a component of fuel and purchased power, are increasingly being sourced from third party suppliers at a market cost that is lower than the cost of generation from the company's gas plants. As a result, gas plant usage declined by 50 percent quarter over quarter and by 7.5 TWh year-to-date, delivering effective cost improvements.

In the Business Markets group, large business contracting is improving through more effective sales coverage, cost reductions and a more customer-focused hedging strategy that protects against volatility in both natural gas prices (which increased 12% over the prior year third quarter) and heat rates.

TXU Power's focus on operational excellence and cost leadership led to very strong third quarter performance. TXU Power's nuclear plant produced at a capacity factor of 99.5 percent compared to 87.8 percent in the third quarter of 2003. This was achieved while continuing to focus on safety. The lignite plants operated at near record levels reflecting the early benefits of the TXU Operating System, which is TXU's unique application of lean operating techniques. Lignite fleet capacity factors exceeded 92.0% during the third quarter of 2004. The pilot of the TXU Operating System is progressing well at the Martin Lake plant and mine. TXU Power expects Operating System implementation teams to begin at other TXU Power lignite plant and mine locations before the end of the fourth quarter. The TXU Operating System is expected to help TXU Power deliver sustainable operational and EBIT improvements in its goal to establish a new benchmark in the generation industry.

In the third quarter of 2004, the Energy segment reported income from continuing operations of $1.05 per diluted share as compared to income from continuing operations of $0.66 per share in the third quarter of 2003. Subtracting special items of $0.02 per share, primarily a gain on the sale of land, operational earnings in the third quarter of 2004 were $1.03 per share as compared to $0.66 per share in the prior year period. Excluding the effect of lower average diluted shares, the Energy segment results improved by $0.14 per share.

Table 8 reconciles the change in operational earnings from 2003 to 2004 for the third quarter and year-to-date periods.

Table 8:  Energy Segment - Operational Earnings Reconciliation
Q3 04 vs. Q3 03 and YTD 04 vs. YTD 03; $ per diluted share
----------------------------------------- -------------- -------------
Earnings Factor                                     QTR           YTD
----------------------------------------- -------------- -------------
Q3 03 operational earnings                         0.66          1.16
.......................................... .............. .............
   Contribution margin                             0.17          0.60
.......................................... .............. .............
   Operating costs                                 0.05        (0.02)
.......................................... .............. .............
   Depreciation and amortization                   0.04          0.10
.......................................... .............. .............
   SG&A                                          (0.04)        (0.08)
.......................................... .............. .............
   Franchise and revenue based taxes                  -          0.01
.......................................... .............. .............
   Other income and deductions                   (0.02)        (0.06)
.......................................... .............. .............
   Net interest                                    0.01             -
.......................................... .............. .............
   Income taxes                                  (0.07)        (0.17)
.......................................... .............. .............
   Effect of reduced shares                        0.23          0.19
.......................................... .............. .............
Q3 04 operational earnings                         1.03          1.73
----------------------------------------- -------------- -------------
The increase in contribution margin for the quarter reflects higher retail and wholesale prices, increased output from the nuclear generation plant and more effective sourcing of purchased power versus higher heat rate gas-fired generation. These were partially offset by decreased retail sales volumes due to competition and milder weather, which decreased contribution margin by approximately $0.04 per share after tax, lower revenues from hedging and risk management activities, and increased average wires charges. The decrease in operating costs of $19 million was primarily due to the termination of a service agreement with TXU Gas, now served by Capgemini Energy, which was largely offset by decreased revenues for the agreement, and the sale of TXU Fuel. The reduction in depreciation and amortization expense was primarily due to the extensions at the beginning of the year of estimated average depreciable lives of nuclear and lignite generation facilities assets and depreciation on assets transferred to the Capgemini Energy partnership. An increase in SG&A expenses of $16 million was primarily due to increased deferred and incentive compensation expenses associated with the increased TXU Corp. stock price and special incentive program payments related to wholesale markets activities, somewhat offset by lower out of territory marketing expense and a $4 million decrease in bad debt expense. Other deductions increased primarily due to equity losses which principally represent depreciation in the TXU Corp. entity that holds the assets transferred to Capgemini Energy via license agreement.

The Energy segment operational earnings per share for year-to-date 2004 increased by $0.38 as compared to year-to-date 2003, excluding the lower average diluted shares effect. The major drivers of improvement for the year-to-date period are the same as for the quarter. As addressed in the second quarter, year-to-date operating costs include costs associated with the spring refueling of Unit 1 of the company's nuclear generation station. Earnings from continuing operations for year-to-date 2004 were $1.31 per share as compared to $1.16 per share for the 2003 period.

Tables 9a and 9b provide details of operating revenues for the Energy segment for the third quarter of 2004 as compared to the third quarter of 2003, and year-to-date 2004 as compared to year-to-date 2003, respectively.

Hedging and risk management revenues decreased $68 million and $200 million for the quarter and year-to-date periods ended September 30, 2004 versus comparable 2003 periods. The quarter to quarter variance includes $22 million in losses associated with required capacity auctions, which are now recorded in hedging and risk management revenues to better match the obligations against the transactions used to hedge them. The variance also includes $17 million in increased reserves, primarily reflecting increased credit reserves as a result of the effect of increased prices on contracts, and $15 million in mark-to-market losses associated with market price movements against hedges of gas in storage. The corresponding increase in value of the gas is not recorded in the income statement until the gas is sold. Included in the 2003 year-to-date period is $34 million of additional gas storage and retail gas business margin, primarily due to margins on gas storage activity and retail gas businesses sold in 2003; the 2003 year-to-date period also included an $18 million favorable settlement with a counterparty and $11 million more gains related to roll off of large business contracts that are no longer marked to market. Because hedging activities are intended to mitigate the risk of commodity price movements on revenues and cost of energy sold, the changes in such results should not be viewed in isolation, but rather taken together with the effects of pricing and cost changes on margins.

For other revenues and other cost of energy sold, the majority of the period to period increase, $38 million for the quarter and $126 million for the year-to-date period is due to a change in accounting rules, whereby revenues and cost of sales of natural gas to business customers have been reported on a gross basis since October 1, 2003 (previously, they were netted). Other cost of energy sold is shown in Tables 11a and 11b.

Table 9a:  Energy Segment - Operating Revenues
Q3 04 and Q3 03; $millions
---------------------------------------------------------------------------- --------------- ---------------- --------------
Operating Revenue Component                                                           Q3 04            Q3 03        %Change
---------------------------------------------------------------------------- --------------- ---------------- --------------
Retail electricity revenues:6
............................................................................. ............... ................ ..............
   Native market:
............................................................................. ............... ................ ..............
      Residential                                                                     1,073            1,086          (1.2)
............................................................................. ............... ................ ..............
      Small business                                                                    352              289           21.8
............................................................................. ............... ................ ..............
         Total native market                                                          1,425            1,375            3.6
............................................................................. ............... ................ ..............
   Other markets:
............................................................................. ............... ................ ..............
      Residential                                                                       113               54          109.3
............................................................................. ............... ................ ..............
      Small business                                                                     12                6          100.0
............................................................................. ............... ................ ..............
         Total other markets                                                            125               60          108.3
............................................................................. ............... ................ ..............
   Large business                                                                       458              551         (16.9)
............................................................................. ............... ................ ..............
Total retail electricity revenues                                                     2,008            1,986            1.1
............................................................................. ............... ................ ..............
Wholesale electricity revenues                                                          487              399           22.1
............................................................................. ............... ................ ..............
Hedging and risk management activities:
............................................................................. ............... ................ ..............
   Net unrealized mark to market gains/(losses)7                                       (15)               11              -
............................................................................. ............... ................ ..............
   Realized gains (losses)                                                             (49)              (7)              -
............................................................................. ............... ................ ..............
      Total                                                                            (64)                4              -
............................................................................. ............... ................ ..............
Other revenues                                                                           86               48           79.2
............................................................................. ............... ................ ..............
         Total operating revenues                                                     2,517            2,437            3.3
---------------------------------------------------------------------------- --------------- ---------------- --------------




-----------------------------
6 Breakout of native and other markets are estimates and only provided for reference.
7 Q3 04 and YTD 04 include $4 million and $21 million, respectively, of ineffectiveness losses related to cash flow hedges as compared to $1 million of ineffectiveness gains for each of the 2003 comparable periods.

Table 9b:  Energy Segment - Operating Revenues
YTD 04 and YTD 03; $millions
---------------------------------------------------------------------------- --------------- ---------------- --------------
Operating Revenue Component                                                          YTD 04           YTD 03        %Change
---------------------------------------------------------------------------- --------------- ---------------- --------------
Retail electricity revenues:
............................................................................. ............... ................ ..............
   Native market:
............................................................................. ............... ................ ..............
      Residential                                                                     2,472            2,506          (1.4)
............................................................................. ............... ................ ..............
      Small business                                                                    867              922          (6.0)
............................................................................. ............... ................ ..............
         Total native market                                                          3,339            3,428          (2.6)
............................................................................. ............... ................ ..............
   Other markets:
............................................................................. ............... ................ ..............
      Residential                                                                       228              126           81.0
............................................................................. ............... ................ ..............
      Small business                                                                     25               17           47.1
............................................................................. ............... ................ ..............
         Total other markets                                                            253              143           76.9
............................................................................. ............... ................ ..............
   Large business                                                                     1,366            1,488          (8.2)
............................................................................. ............... ................ ..............
Total retail electricity revenues                                                     4,958            5,058          (2.0)
............................................................................. ............... ................ ..............
Wholesale electricity revenues                                                        1,429              914           56.3
............................................................................. ............... ................ ..............
Hedging and risk management activities
............................................................................. ............... ................ ..............
   Net unrealized mark to market gains/(losses)                                        (46)               58              -
............................................................................. ............... ................ ..............
   Realized gains (losses)                                                             (15)               81              -
............................................................................. ............... ................ ..............
      Total                                                                            (61)              139              -
............................................................................. ............... ................ ..............
Other revenues                                                                          263              131              -
............................................................................. ............... ................ ..............
         Total operating revenues                                                     6,589            6,243            5.5
---------------------------------------------------------------------------- --------------- ---------------- --------------

Tables 10a and 10b provide details of the Energy segment cost of energy sold and delivery fees for the third quarter of 2004 as compared to the third quarter of 2003, and year-to-date 2004 as compared to year-to-date 2003, respectively.

Table 10a:  Energy Segment - Cost of Energy Sold and Delivery Fees
Q3 04 and Q3 03; $millions
---------------------------------------------------------------------------- ---------------- ---------------- -------------
Cost Component                                                                         Q3 04            Q3 03       %Change
---------------------------------------------------------------------------- ---------------- ---------------- -------------
Nuclear fuel (base load)                                                                  22               21           4.8
............................................................................. ................ ................ .............
Lignite/coal (base load)                                                                 130              130             -
............................................................................. ................ ................ .............
Gas/oil fuel and purchased power                                                         914              958         (4.6)
............................................................................. ................ ................ .............
Other cost of energy sold                                                                 33              (7)             -
............................................................................. ................ ................ .............
   Cost of energy sold                                                                 1,099            1,102         (0.3)
............................................................................. ................ ................ .............
Delivery fees                                                                            457              437           4.6
............................................................................. ................ ................ .............
   Cost of energy sold and delivery fees                                               1,556            1,539           1.1
---------------------------------------------------------------------------- ---------------- ---------------- -------------

Table 10b:  Energy Segment - Cost of Energy Sold and Delivery Fees
YTD 04 and YTD 03; $millions
---------------------------------------------------------------------------- ---------------- ---------------- -------------
Cost Component                                                                        YTD 04           YTD 03       %Change
---------------------------------------------------------------------------- ---------------- ---------------- -------------
Nuclear fuel (base load)                                                                  60               61         (1.6)
............................................................................. ................ ................ .............
Lignite/coal (base load)                                                                 372              362           2.8
............................................................................. ................ ................ .............
Gas/oil fuel and purchased power                                                       2,363            2,394         (1.3)
............................................................................. ................ ................ .............
Other cost of energy sold                                                                150               26             -
............................................................................. ................ ................ .............
   Cost of energy sold                                                                 2,945            2,843           3.6
............................................................................. ................ ................ .............
Delivery fees                                                                          1,212            1,194           1.5
............................................................................. ................ ................ .............
   Cost of energy sold and delivery fees                                               4,157            4,037           3.0
---------------------------------------------------------------------------- ---------------- ---------------- -------------

Tables 11a and 11b provide quarter to quarter and year-to-date to year-to-date summaries of the Energy segment generation and supply operating statistics that depict the benefit of increased generation from the nuclear plant, more effective sourcing of purchased power versus higher heat rate gas-fired generation and slightly higher quarter to quarter and decreased year-to-date fuel and purchased power costs, in spite of substantially higher natural gas and power prices. The increase in nuclear-fired generation in the quarter reflects improved performance and an unplanned outage of approximately 17 days in the third quarter of 2003.

Table 11a:  Energy Segment - Generation and Supply Statistics
Q3 04 and Q3 03; mixed measures
---------------------------------------------------------------------------- ---------------- ---------------- -------------
Generation and Supply Statistic                                                        Q3 04            Q3 03       %Change
---------------------------------------------------------------------------- ---------------- ---------------- -------------
Production and purchased power (GWh):
............................................................................. ................ ................ .............
   Nuclear  (base load)                                                                5,036            4,455          13.0
............................................................................. ................ ................ .............
   Lignite/coal (base load)                                                           11,437           11,441             -
............................................................................. ................ ................ .............
   Gas/oil                                                                             1,988            4,048        (50.9)
............................................................................. ................ ................ .............
   Purchased power                                                                    15,196           15,673         (3.0)
............................................................................. ................ ................ .............
      Total energy supply                                                             33,657           35,617         (5.5)
............................................................................. ................ ................ .............
   Less line loss and other                                                            1,073            1,765        (39.2)
............................................................................. ................ ................ .............
      Net energy supply                                                               32,584           33,852         (3.7)
............................................................................. ................ ................ .............
Base load capacity factors (%):
............................................................................. ................ ................ .............
   Nuclear                                                                              99.5             87.8          13.3
............................................................................. ................ ................ .............
   Lignite/coal                                                                         92.5             92.8         (0.3)
............................................................................. ................ ................ .............
Fuel and Purchased Power Costs ($/MWh):
............................................................................. ................ ................ .............
   Nuclear generation                                                                   4.32             4.75         (9.1)
............................................................................. ................ ................ .............
   Lignite/coal generation                                                             12.33            11.89           3.7
............................................................................. ................ ................ .............
   Gas/Oil generation and purchased power                                              53.03            48.38           9.6
............................................................................. ................ ................ .............
      Average total electricity supply                                                 31.95            31.23           2.3
............................................................................. ................ ................ .............
ERCOT MCPE - average North zone on peak ($/MWh)8                                       46.83            42.19          11.0
............................................................................. ................ ................ .............
Gas Daily - Houston Ship Channel average daily prices ($/MMBtu)                         5.43             4.87          11.5
............................................................................. ................ ................ .............
Implied heat rate (MMBtu/MWh)                                                           8.63             8.67         (0.4)
............................................................................. ................ ................ .............
NYMEX - 12 month strip - end of quarter ($/MMBtu)                                       6.96             4.89          42.3
---------------------------------------------------------------------------- ---------------- ---------------- -------------








-------------------------
8 MCPE is Market Clearing Price of Energy in ERCOT. Prices are quoted by zone and most of TXU Energy's generation capacity and customers are in the North zone. MCPE does not include shaping, ancillary services and other retail related purchased power costs.

Table 11b:  Energy Segment - Generation and Supply Statistics
YTD 04 and YTD 03; mixed measures
---------------------------------------------------------------------------- ---------------- ---------------- -------------
Generation and Supply Statistic                                                       YTD 04           YTD 03       %Change
---------------------------------------------------------------------------- ---------------- ---------------- -------------
Production and purchased power (GWh):
............................................................................. ................ ................ .............
   Nuclear  (base load)                                                               13,882           13,608           2.0
............................................................................. ................ ................ .............
   Lignite/coal (base load)                                                           31,863           30,272           5.3
............................................................................. ................ ................ .............
   Gas/oil                                                                             4,300           11,870        (63.8)
............................................................................. ................ ................ .............
   Purchased power                                                                    44,665           37,536          19.0
............................................................................. ................ ................ .............
      Total energy supply                                                             94,710           93,286           1.5
............................................................................. ................ ................ .............
   Less line loss and other                                                            2,963            4,489        (34.0)
............................................................................. ................ ................ .............
      Net energy supply                                                               91,747           88,797           3.3
Base load capacity factors (%):
............................................................................. ................ ................ .............
   Nuclear                                                                              92.1             90.4           1.9
............................................................................. ................ ................ .............
   Lignite/coal                                                                         86.8             83.2           4.3
............................................................................. ................ ................ .............
Fuel and Purchased Power Costs ($/MWh):
............................................................................. ................ ................ .............
   Nuclear generation                                                                   4.33             4.47         (3.1)
............................................................................. ................ ................ .............
   Lignite/coal generation                                                             12.64            12.54           0.8
............................................................................. ................ ................ .............
   Gas/Oil generation and purchased power                                              48.05            48.34         (0.6)
............................................................................. ................ ................ .............
      Average total electricity supply                                                 29.77            30.35         (1.9)
............................................................................. ................ ................ .............
ERCOT MCPE - median North zone on peak ($/MWh)                                         44.37            49.58        (10.5)
............................................................................. ................ ................ .............
Gas Daily - Houston Ship Channel average daily prices ($/MMBtu)                         5.61             5.57           0.7
............................................................................. ................ ................ .............
Implied heat rate (MMBtu/MWh)                                                           7.91             8.90        (11.1)
---------------------------------------------------------------------------- ---------------- ---------------- -------------

Tables 12a and 12b summarize Energy segment retail and wholesale sales volumes.

The decrease in retail sales volumes is predominantly due to a decrease in customers and related business load in the competitive market, and milder weather in the third quarter of 2004. The decrease in average customer volumes in the residential segment is due to milder weather. The increase in average small business segment volumes for the quarter is primarily due to a prior period adjustment in the third quarter of 2003. Average volumes decreased for the year-to-date period, reflecting milder weather and loss of larger small business customers, predominantly in the second half of 2003. The decline in large business volumes reflects a change in strategy to focus on margin versus volumes. Total electricity sales decreased by 3.7 percent as a result of the effect of milder weather on retail sales (approximately 1,410 GWh for the quarter and 2,410 for the year-to-date period) and decreased customer volumes, somewhat offset by increased wholesale sales, partially due to new congestion zones, which resulted in the sale of additional power to third parties in the Northeast zone and the purchase of additional power from third parties in the North zones. The Energy segment expects to continue to improve retention of these customers, while increasing its share of customers in the competitive market. As a result of improved customer service, low retail margins, increased flexibility of pricing to small business customers since the end of 2003, and other factors, the Energy segment has reversed the trends of late 2003 and in spite of substantially increased competitor advertising and increased customer switching in the summer months, year-to-date customer count is only down by approximately 10,000, or 0.4 percent, since the end of 2003, as shown in Table 14 below. This compares to a 3.5 percent decrease in customers for the same period in 2003.

Table 12a:  Energy Segment - Retail and Wholesale Sales Volumes
Q3 04 and Q3 03; GWh
--------------------------------------------------------------------------- ----------------- ---------------- -------------
Volume Component                                                                       Q3 04            Q3 03       %Change
--------------------------------------------------------------------------- ----------------- ---------------- -------------
Retail electricity sales:
............................................................................ ................. ................ .............
   Native market:
............................................................................ ................. ................ .............
      Residential                                                                      9,760           10,991        (11.2)
............................................................................ ................. ................ .............
      Small business                                                                   3,260            3,233           0.8
............................................................................ ................. ................ .............
        Total native market                                                           13,020           14,224         (8.5)
............................................................................ ................. ................ .............
   Other markets:
............................................................................ ................. ................ .............
      Residential                                                                      1,096              648          69.1
............................................................................ ................. ................ .............
      Small business                                                                     127               77          64.9
............................................................................ ................. ................ .............
        Total other markets                                                            1,223              725          68.7
............................................................................ ................. ................ .............
   Large business                                                                      6,412            8,501        (24.6)
............................................................................ ................. ................ .............
        Total retail electricity sales                                                20,655           23,450        (11.9)
............................................................................ ................. ................ .............
Wholesale electricity sales                                                           11,929           10,402          14.7
............................................................................ ................. ................ .............
           Total electricity sales                                                    32,584           33,852         (3.7)
--------------------------------------------------------------------------- ----------------- ---------------- -------------

Table 12b: Energy Segment - Retail and Wholesale Sales Volumes
YTD 04 and YTD 03; GWh
--------------------------------------------------------------------------- ----------------- ---------------- -------------
Volume Component                                                                      YTD 04           YTD 03       %Change
--------------------------------------------------------------------------- ----------------- ---------------- -------------
Retail electricity sales:
............................................................................ ................. ................ .............
   Native market:
............................................................................ ................. ................ .............
      Residential                                                                     24,246           27,242        (11.0)
............................................................................ ................. ................ .............
      Small business                                                                   8,335            9,798        (14.9)
............................................................................ ................. ................ .............
        Total native market                                                           32,581           37,040        (12.0)
............................................................................ ................. ................ .............
   Other markets:
............................................................................ ................. ................ .............
      Residential                                                                      2,345            1,446          62.2
............................................................................ ................. ................ .............
      Small business                                                                     277              225          23.1
............................................................................ ................. ................ .............
        Total other markets                                                            2,622            1,671          56.9
............................................................................ ................. ................ .............
   Large business                                                                     19,891           23,941        (16.9)
............................................................................ ................. ................ .............
        Total retail electricity sales                                                55,094           62,652        (12.1)
............................................................................ ................. ................ .............
Wholesale electricity sales                                                           36,653           26,145          40.2
............................................................................ ................. ................ .............
           Total electricity sales                                                    91,747           88,797           3.1
--------------------------------------------------------------------------- ----------------- ---------------- -------------

Tables 13a and 13b provide the Energy segment retail operating statistics.

Table 13a: Energy Segment - Retail Operating Statistics
Q3 04 and Q3 03; mixed measures
--------------------------------------------------------------------------- ----------------- ---------------- -------------
Retail Operating Statistic                                                             Q3 04            Q3 03       %Change
--------------------------------------------------------------------------- ----------------- ---------------- -------------
Retail electricity customers (end of period; thousands; # of meters):
............................................................................ ................. ................ .............
   Native market:
............................................................................ ................. ................ .............
      Residential                                                                      1,997            2,096         (4.7)
............................................................................ ................. ................ .............
      Small business                                                                     313              318         (1.6)
............................................................................ ................. ................ .............
         Total native market                                                           2,310            2,414         (4.3)
............................................................................ ................. ................ .............
   Other markets:
............................................................................ ................. ................ .............
      Residential                                                                        195              129          51.2
............................................................................ ................. ................ .............
      Small business                                                                       6                4          50.0
............................................................................ ................. ................ .............
         Total other markets                                                             201              133          51.1
............................................................................ ................. ................ .............
   Large business                                                                         76               70           8.6
............................................................................ ................. ................ .............
            Total retail electricity customers                                         2,587            2,617         (1.1)
............................................................................ ................. ................ .............
Average volume(KWh)/customer9:
............................................................................ ................. ................ .............
   Residential                                                                         4,921            5,204         (5.4)
............................................................................ ................. ................ .............
   Small business                                                                     10,530           10,183           3.4
............................................................................ ................. ................ .............
   Large business                                                                     83,907          119,337        (29.7)
............................................................................ ................. ................ .............
Average volume(KWh)/customer - weather adjusted:
............................................................................ ................. ................ .............
   Residential                                                                         5,234            5,204           0.6
............................................................................ ................. ................ .............
   Small business                                                                     11,191           10,183           9.9
............................................................................ ................. ................ .............
   Large business                                                                     90,611          119,337        (24.1)
............................................................................ ................. ................ .............
Average revenue ($/MWh):
............................................................................ ................. ................ .............
   Residential                                                                        109.14            97.99          11.5
............................................................................ ................. ................ .............
   Small business                                                                     107.45            89.13          20.6
............................................................................ ................. ................ .............
   Large business                                                                      71.47            64.85          10.2
............................................................................ ................. ................ .............
Average wires charge ($/MWh)                                                           22.06            18.19          21.3
............................................................................ ................. ................ .............
Estimated share of market (%)10:
............................................................................ ................. ................ .............
   Native market:
............................................................................ ................. ................ .............
      Residential                                                                         83               88         (5.7)
............................................................................ ................. ................ .............
      Small business                                                                      81               84         (3.6)
............................................................................ ................. ................ .............
   Total ERCOT:
............................................................................ ................. ................ .............
      Residential                                                                         45               46         (2.2)
............................................................................ ................. ................ .............
      Small business                                                                      32               33         (3.0)
............................................................................ ................. ................ .............
      Large business                                                                      33               39        (15.4)
............................................................................ ................. ................ .............
Weather - percent of normal (average for service territory):11
............................................................................ ................. ................ .............
   Cooling degree days                                                                  85.5             94.0         (9.0)
--------------------------------------------------------------------------- ----------------- ---------------- -------------




----------------------------
9    Based upon the average of the period beginning and ending customers.
10 Estimated market share for residential and small and medium business is based on the estimated number of customers in the native market and the estimated number of customers in ERCOT that have choice. Estimated market share for large business is based on the estimated annualized consumption for this overall market within ERCOT.
11 Weather data is obtained from WeatherBank, Inc., an independent company that collects and archives weather data from reporting stations of the National Oceanic and Atmospheric Administration (a federal agency under the US Department of Commerce).

Table 13b: Energy Segment - Retail Operating Statistics
YTD 04 and YTD 03; mixed measures
--------------------------------------------------------------------------- ----------------- ---------------- -------------
Retail Operating Statistic                                                            YTD 04           YTD 03       %Change
--------------------------------------------------------------------------- ----------------- ---------------- -------------
Average volume(KWh)/customer:
............................................................................ ................. ................ .............
   Residential                                                                        12,091           12,673         (4.6)
............................................................................ ................. ................ .............
   Small business                                                                     26,905           30,599        (12.1)
............................................................................ ................. ................ .............
   Large business                                                                    274,470          325,248        (15.6)
............................................................................ ................. ................ .............
Average volume(KWh)/customer - weather adjusted:
............................................................................ ................. ................ .............
   Residential                                                                        12,694           12,673           0.2
............................................................................ ................. ................ .............
   Small business                                                                     28,001           30,599         (8.5)
............................................................................ ................. ................ .............
   Large business                                                                    284,566          325,248        (12.5)
............................................................................ ................. ................ .............
Average revenue ($/MWh):
............................................................................ ................. ................ .............
   Residential                                                                        101.56            91.72          10.7
............................................................................ ................. ................ .............
   Small business                                                                     103.57            93.71          10.5
............................................................................ ................. ................ .............
   Large business                                                                      68.67            62.14          10.5
............................................................................ ................. ................ .............
Average wires charge ($/MWh)                                                           21.76            18.59          17.1
............................................................................ ................. ................ .............
Weather - percent of normal (average for service territory):
............................................................................ ................. ................ .............
   Cooling degree days                                                                  93.0             97.0         (4.1)
............................................................................ ................. ................ .............
   Heating degree days                                                                  91.8            109.4        (16.1)
--------------------------------------------------------------------------- ----------------- ---------------- -------------

Table 14 provides Energy segment retail customer counts as of September 30, 2004 compared to December 31, 2003.

Table 14:  Energy Segment - Retail Customer Counts
Q3 04 and Q4 03; end of period, thousands, # of meters
--------------------------------------------------------------------------- ----------------- ---------------- -------------
Statistic                                                                              Q3 04            Q4 03       %Change
--------------------------------------------------------------------------- ----------------- ---------------- -------------
Retail electricity customers:
............................................................................ ................. ................ .............
   Native market:
............................................................................ ................. ................ .............
      Residential                                                                      1,997            2,059         (3.0)
............................................................................ ................. ................ .............
      Small business                                                                     313              317         (1.3)
............................................................................ ................. ................ .............
         Total native market                                                           2,310            2,376         (2.8)
............................................................................ ................. ................ .............
   Other markets:
............................................................................ ................. ................ .............
      Residential                                                                        195              148          31.8
............................................................................ ................. ................ .............
      Small business                                                                       6                4          50.0
............................................................................ ................. ................ .............
         Total other markets                                                             201              152          32.2
............................................................................ ................. ................ .............
   Large business                                                                         76               69          10.1
............................................................................ ................. ................ .............
            Total retail customers                                                     2,587            2,597         (0.4)
--------------------------------------------------------------------------- ----------------- ---------------- -------------

Table 15 presents the unrealized mark-to-market balance at September 30, 2004, scheduled by contractual settlement dates of the underlying positions. Ninety-three percent of the unrealized net mark-to-market balances will be realized within three years. This is reflective of the terms of the positions and the methods employed in valuing positions for periods where there is less market liquidity and visibility.

Table 15:  Energy Segment - Maturity Dates of Unrealized Net Mark-to-Market Balances
09/30/04; $millions unless noted
------------------------------------------------- -------------- -------------- -------------- -------------- --------------
                                                     Less Than                                   More Than
Source of Fair Value                                   1 Year      1-3 Years      4-5 Years        5 Years          Total
------------------------------------------------- -------------- -------------- -------------- -------------- --------------
Prices actively quoted                                       88              -              -              -             88
.................................................. .............. .............. .............. .............. ..............
Prices provided by other external sources                    76           (86)             10            (3)            (3)
.................................................. .............. .............. .............. .............. ..............
Prices based on models                                       12            (1)              -              -             11
.................................................. .............. .............. .............. .............. ..............
  Total                                                     176           (87)             10            (3)             96
.................................................. .............. .............. .............. .............. ..............
Percentage (%) of total fair value                          183           (90)             10            (3)            100
------------------------------------------------- -------------- -------------- -------------- -------------- --------------

Table 16 summarizes the changes in commodity contract assets and liabilities for the nine months ended September 30, 2004. The net change in these assets and liabilities represents the net effect of recording unrealized gains/(losses) under mark-to-market accounting for positions in the commodity contract portfolio. These positions consist largely of economic hedge transactions, with speculative trading representing a small fraction of the activity.

Table 16: Energy Segment - Changes in Commodity Contract Assets and Liabilities
YTD 04; $millions
------------------------------------------------------------------------------------------------------ ---------------------
Change Component                                                                                                     Impact
------------------------------------------------------------------------------------------------------ ---------------------
Balance of net commodity contract assets -- beginning of period                                                         108
....................................................................................................... .....................
   Settlements of positions included in the opening balance12                                                          (46)
....................................................................................................... .....................
   Unrealized mark-to-market valuations of positions held at end of period                                               20
....................................................................................................... .....................
Balance of net commodity contract assets -- end of period                                                                82
------------------------------------------------------------------------------------------------------ ---------------------

Electric Delivery Segment

TXU's Electric Delivery segment is focused on delivering operational excellence in system reliability while maintaining a position of cost leadership, remaining on track to deliver O&M expense per distribution customer and O&M expense per MWh delivered at or near top decile performance in 2004.

During the third quarter, System Average Interruption Duration Index (SAIDI) minutes of 74.58 placed Electric Delivery among top quartile reliability performers. System Average Interruption Frequency Index (SAIFI) improved from
1.19 to 1.09 as compared to the third quarter of 2003. Electric Delivery expects further improvement as current reliability initiatives begin to be more fully realized in 2005 and 2006. Initiatives currently underway include comprehensive maintenance on underperforming facilities, increase in vegetation management, and replacement or rehabilitation of aging infrastructure.

Electric Delivery expects to trim an additional 2,000 circuit miles of distribution feeders in 2004 over 2003, and approximately 350 miles of high voltage transmission circuits will be built or rebuilt during 2004, an increase of 150 miles, or 75 percent, over 2003 levels. The business also provided support to Florida and Gulf Coast states ravaged by hurricanes. Along with support provided by Electric Delivery's contractor construction and vegetation management workforce, two full work teams were dispatched to aid in reconstruction activities. During the quarter, a "Customer Focus" training program was completed and all employees are expected to be trained by year end to enhance customer and community relationships.

The Electric Delivery segment reported income from continuing operations of $0.36 per diluted share in the third quarter of 2004, compared to $0.33 per diluted share in the third quarter of 2003. Special items, representing severance and related costs for the quarter were less than $0.01 per diluted share, so operational earnings per diluted share for the third quarter were the same as income from continuing operations per diluted share.

Table 17 reconciles the change in operational earnings from the 2003 to 2004 periods.




---------------------
12 Represents unrealized mark-to-market valuations of these positions recognized in earnings as of the beginning of the period.

Table 17:  Electric Delivery Segment - Operational Earnings Reconciliation
Q3 04 vs. Q3 03 and YTD 04 vs. YTD 03; $ per diluted share
--------------------------------------- ------------- -------------
Earnings Factor                                  QTR           YTD
--------------------------------------- ------------- -------------
Q3 03 operational earnings                      0.33          0.63
........................................ ............. .............
Contribution margin                             0.09          0.22
........................................ ............. .............
Operating costs                               (0.05)        (0.06)
........................................ ............. .............
Depreciation and amortization                 (0.10)        (0.19)
........................................ ............. .............
SG&A                                          (0.01)        (0.02)
........................................ ............. .............
Franchise and revenue based taxes             (0.01)             -
........................................ ............. .............
Other income and deductions                   (0.01)        (0.01)
........................................ ............. .............
Net interest                                    0.02          0.04
........................................ ............. .............
Income taxes                                    0.02             -
........................................ ............. .............
Effect of reduced shares                        0.08          0.08
........................................ ............. .............
Q3 04 operational earnings                      0.36          0.69
--------------------------------------- ------------- -------------
Excluding the $0.08 per share benefit of reduced average diluted shares, the Electric Delivery segment's contribution for the third quarter decreased by $0.05 per share from the prior year period. The primary driver of the change was the approximate $17 million pre-tax ($0.03 per share after tax) decrease in revenues as a result of milder summer weather and increased vegetation management expense ($0.02 per share after tax). The increase in contribution margin (revenues) for the quarter was due primarily to transition charges under tariffs to service securitization bonds ($38 million) and increased 3rd party transmission cost recovery tariff revenues, both of which have associated costs. The increase in operating costs primarily reflects costs for which there are associated revenues and increased vegetation management as part of management's goal to further improve system reliability. The increase in depreciation and amortization expense was primarily due to $38 million pre-tax ($0.07 per share after tax) of amortization of regulatory assets as a result of securitization bonds issued in August 2003 and June 2004 for which there are associated revenues, and increased investment.

Year-to-date TXU's Electric Delivery segment reported income from continuing operations of $0.70 per basic share, ($0.65 per diluted share) as compared to $0.63 per share in the 2003 year-to-date period. Excluding special items of $0.04 per diluted share, Electric Delivery segment operational earnings per share declined by $0.02 per diluted share, excluding the effect of lower share count. The drivers of the year-to-date results were essentially the same as for the quarter. However, the effect of increased transmission-related tariff revenues, reflecting increased transmission investment, and lower interest expense, primarily due to lower interest rates, somewhat offset the impacts of third quarter weather and increased operating expense.

Electric Delivery segment revenues increased $35 million compared to the third quarter of 2003 primarily due to a $38 million increase from new transition charges associated with transition (securitization) bonds issued in August 2003 and June 2004 to recover regulatory assets, for which there is a corresponding increase in depreciation and amortization expense for amortization of the regulatory assets. The remaining $3 million decrease in revenues was primarily due to the estimated $17 million negative effect on revenues of milder summer weather exceeding increased transmission cost of service and cost recovery tariffs ($10 million) and increased miscellaneous service revenues and growth. The transmission cost recovery and miscellaneous revenues have associated operating costs. Tables 18a and 18b summarize the details of the operating revenues for the Energy Delivery segment for the third quarter of 2004 as compared to the third quarter of 2003, and for the 2004 and 2003 year-to-date periods.

Table 18a:  Electric Delivery Segment - Operating Revenues
Q3 04 and Q3 03; $millions
---------------------------------------------------------------------------- --------------- --------------- ---------------
Revenue Component                                                                     Q3 04           Q3 03         %Change
---------------------------------------------------------------------------- --------------- --------------- ---------------
Electricity transmission and distribution:
............................................................................. ............... ............... ...............
   Affiliated (TXU Energy)                                                              389             441          (11.8)
............................................................................. ............... ............... ...............
   Non-affiliated                                                                       259             172            50.6
............................................................................. ............... ............... ...............
      Total                                                                             648             613             5.7
---------------------------------------------------------------------------- --------------- --------------- ---------------

Table 18b:  Electric Delivery Segment - Operating Revenues
YTD 04 and YTD 03; $millions
---------------------------------------------------------------------------- --------------- --------------- ---------------
Revenue Component                                                                    YTD 04          YTD 03         %Change
---------------------------------------------------------------------------- --------------- --------------- ---------------
Electricity transmission and distribution:
............................................................................. ............... ............... ...............
   Affiliated (TXU Energy)                                                            1,070           1,167           (8.3)
............................................................................. ............... ............... ...............
   Non-affiliated                                                                       618             438            41.1
............................................................................. ............... ............... ...............
      Total                                                                           1,688           1,605             5.2
---------------------------------------------------------------------------- --------------- --------------- ---------------

Tables 19a and 19b summarize operating statistics for the Electric Delivery segment for the third quarter 2004 as compared to the third quarter of 2003, and for the 2004 and 2003 year-to-date periods, respectively.

Table 19a:  Electric Delivery Segment - Operating Statistics
Q3 04 and Q3 03; mixed measures
------------------------------------------------------------------------------------ ------------ ------------- ------------
Operating Statistic                                                                        Q3 04         Q3 03      %Change
------------------------------------------------------------------------------------ ------------ ------------- ------------
Volume - Electricity distribution (GWh)                                                   30,868        31,881        (3.2)
..................................................................................... ............ ............. ............
Electricity points of delivery - number of meters (end of period, in thousands)13          2,963         2,920          1.5
..................................................................................... ............ ............. ............
System Average Interruption Duration Index (SAIDI) (non-storm)14                           74.58         74.19            -
..................................................................................... ............ ............. ............
System Average Interruption Frequency Index (SAIFI) (non-storm)14                           1.09          1.19            -
..................................................................................... ............ ............. ............
Customer Average Interruption Duration Index (CAIDI) (non-storm)14                         68.25         62.46            -
------------------------------------------------------------------------------------ ------------ ------------- ------------

Table 19b:  Electric Delivery Segment - Operating Statistics
YTD 04 and YTD 03; mixed measures
------------------------------------------------------------------------------------ ------------ ------------- ------------
Operating Statistic                                                                       YTD 04        YTD 03      %Change
------------------------------------------------------------------------------------ ------------ ------------- ------------
Volume - Electricity distribution (GWh)                                                   79,399        80,167        (1.0)
------------------------------------------------------------------------------------ ------------ ------------- ------------

Corporate and Other
Corporate and Other consists of TXU Corp.'s remaining non-segment operations consisting primarily of general corporate expenses, equity earnings or losses of unconsolidated affiliates, and interest on the debt at the corporate level. Excluding the special items in Table 3, the current period expenses from continuing operations declined by $0.06 per diluted share from the prior year period, excluding the effect of reduced average share count. The improvement is primarily related to lower net interest expense and reduced other deductions, partially offset by increased SG&A expenses. The lower net interest expense is primarily due to inter-company interest income ($0.03 per diluted share after tax) from the TXU Energy Company exchangeable preferred membership interests purchased by TXU Corp. in April, and lower interest expense due to debt retirements. The increase in SG&A expenses was primarily due to a $9 million increase in deferred and incentive compensation expense and costs substantially offset by inter-company revenues or other benefits.

For year-to-date 2004, Corporate and Other expenses from continuing operations, excluding special items and the effect of reduced average share count, decreased by $0.15 per diluted share from year-to-date 2003 levels. The primary drivers of the year-to-date improvement are the same as for the quarter. In addition, the 2003 year-to-date period includes $17 million ($0.03 per share after tax) of equity interest in losses of a telecommunications partnership that has been sold.

Discontinued Operations
Table 20 provides details of the components of discontinued operations for the third quarter and year-to-date periods ended September 30, 2004 and 2003. Transactions for the disposition by sale of TXU Australia and merger transaction of TXU Gas were completed on July 30 and October 1, respectively. These are reported as discontinued operations for 2004 (and the 2003 comparative periods have been restated accordingly). For the third quarter of 2004, discontinued operations results include a $239 million after tax gain on the sale of TXU Australia, a $57 million after tax impairment (charge) on the TXU Gas transaction, somewhat offset by $12 million after tax for discontinuance of depreciation expense while the merger transaction was pending, and the benefit of net releases of $73 million of the tax reserve associated with the 2002 write off of TXU Corp.'s investment in TXU Europe. The year-to-date 2004 results include TXU Gas charges associated with the second quarter write off due to a final order received in May by the Railroad Commission of Texas in the company's system-wide rate case, and an increase in tax reserves associated with an ongoing dispute with the Internal Revenue Service related to the 1993 tax return of ENSERCH Corp. (predecessor to TXU Gas). Included in year-to-date 2004 discontinued operations for TXU Australia is a second quarter 2004 charge to recognize deferred income tax expenses associated with the excess of book basis over tax basis of TXU's investment in TXU Australia. Year-to-date 2004 discontinued operations also include a benefit from the second quarter release of a portion of the tax reserve associated with the investment in TXU Europe. The results of TXU Energy Company LLC's cogeneration and wholesale energy sales business in New Jersey are also reflected in discontinued operations. Discontinued operations for the Energy segment for the year-to-date 2004 period includes an impairment charge of approximately $17 million, after tax, associated with the New Jersey business and a charge of approximately $18 million, after tax, for settlement of a contract in the company's energy outsourcing business that is being exited.


--------------------
13 Includes lighting sites, principally guard lights, for which TXU Energy Retail is the REP, which are not included in TXU Energy Retail's customer count. Such sites totaled 96,499 and 102,267 at September 30, 2004 and 2003, respectively. Adjusting for the guard lights, which have minimal value, points of delivery increased 1.7%.
14 SAIDI is the number of minutes in a year the average customer is out of electric service. SAIFI is the number of times in a year the average customer experiences an interruption to electric service. CAIDI is the duration of the average interruption to electric service.

Table 20: Details of Discontinued Operations
Q3 04, Q3 03, YTD 04 and YTD 03; $ per diluted share after tax
--------------------------------------------------------- ---------------- ---------------- ---------------- ---------------
Discontinued Operation                                              Q3 04            Q3 03           YTD 04          YTD 03
--------------------------------------------------------- ---------------- ---------------- ---------------- ---------------
TXU Australia:
.......................................................... ................ ................ ................ ...............
   Gain on sale                                                      0.81                -             0.76               -
.......................................................... ................ ................ ................ ...............
   Income tax benefit (expense) - tax basis differential             0.02                -           (0.36)               -
.......................................................... ................ ................ ................ ...............
   Other                                                             0.06             0.12             0.16            0.28
.......................................................... ................ ................ ................ ...............
TXU Gas:
.......................................................... ................ ................ ................ ...............
   Write off due to rate case (Docket 9400)                             -                -           (0.32)               -
.......................................................... ................ ................ ................ ...............
   Impairment                                                      (0.19)                -           (0.29)               -
.......................................................... ................ ................ ................ ...............
   Suspension of depreciation due to pending merger                  0.04                -             0.04               -
.......................................................... ................ ................ ................ ...............
   Income tax expense reserve - 1993 tax return                         -                -           (0.05)               -
.......................................................... ................ ................ ................ ...............
   Other                                                           (0.02)           (0.01)             0.08            0.09
.......................................................... ................ ................ ................ ...............
Income tax benefit - reserve release (TXU Europe)                    0.25                -             2.27               -
.......................................................... ................ ................ ................ ...............
Energy segment:
.......................................................... ................ ................ ................ ...............
   Other deductions - impairment/business exit                          -                -           (0.07)               -
.......................................................... ................ ................ ................ ...............
   Other                                                                -                -           (0.04)               -
.......................................................... ................ ................ ................ ...............
TXU Communications                                                      -             0.06           (0.05)          (0.14)
.......................................................... ................ ................ ................ ...............
Other                                                                   -                -                -          (0.01)
.......................................................... ................ ................ ................ ...............
      Total                                                          0.97             0.17             2.13            0.22
--------------------------------------------------------- ---------------- ---------------- ---------------- ---------------

Additional Information
Additional information, including consolidating income statements, consolidating balance sheets, consolidated cash flow, and legal and regulatory summaries can be obtained under the 2004 heading in the Third Quarter Financial Results file at www.txucorp.com/investres/default.asp.

TXU Corp., a Dallas-based energy company, manages a portfolio of competitive and regulated energy businesses in North America, primarily in Texas. In TXU Corp.'s unregulated business, TXU Energy Retail provides electricity and related services to more than 2.5 million competitive electricity customers in Texas, more customers than any other retail electric provider in the state. TXU Power owns and operates over 18,300 megawatts of generation in Texas, including 2,300 MW of nuclear-fired and 5,837 MW of lignite/coal-fired generation capacity. The company is also the largest purchaser of wind-generated electricity in Texas and among the top five purchasers in North America. TXU Corp.'s regulated electric distribution and transmission business, TXU Electric Delivery Company, complements the competitive operations, using asset management skills developed over more than one hundred years, to provide reliable electricity delivery to consumers. TXU Electric Delivery operates the largest distribution and transmission system in Texas, providing power to 2.9 million electric delivery points over more than 98,000 miles of distribution and 14,000 miles of transmission lines. Visit www.txucorp.com for more information about TXU Corp.

This release contains forward-looking statements, which are subject to various risks and uncertainties. Discussion of risks and uncertainties that could cause actual results to differ materially from management's current projections, forecasts, estimates and expectations is contained in the company's SEC filings. In addition to the risks and uncertainties set forth in the company's SEC filings, the forward-looking statements in this release could be affected by the ability of the company to implement the initiatives that are part of its restructuring, operational improvement and cost reduction program, and the terms under which the company executes those initiatives.
                                                -END-
Investor Relations:                                               Media:
Tim Hogan               Bill Huber       Angelika Torres          Chris Schein
214-875-9275            214-875-8301     214-875-8302             214-812-5338

Attachment 1: Financial Definitions

Operational Earnings Per Share (a non-GAAP measure): Per share (diluted) income from continuing operations, excluding special items and net of preference share dividends. TXU believes that operational earnings is a useful measure of underlying results because of the magnitude and scope of the 4+4 performance improvement program and the significant effect of the special items on reported results. TXU relies on operational earnings for evaluation of performance and believes that analysis of the business by external users is enhanced by visibility to both reported GAAP earnings and operational earnings.

Cash Interest Expense (a non-GAAP measure): Interest Expense and Related Charges less amortization of discount and reacquired debt expense plus capitalized interest. Net interest expense is a measure used by TXU to assess credit quality.

EBITDA (a non-GAAP measure): Income from Continuing Operations before Interest Income, Interest Expense and Related Charges, and Income Tax plus Depreciation and Amortization and Special Items. EBITDA is a measure used by TXU to assess credit quality.

EBITDA/Interest (a non-GAAP measure): EBITDA divided by Cash Interest Expense (a GAAP measure) is a measure used by TXU to assess credit quality.

Debt/EBITDA (a non-GAAP measure): Total Debt less transition bonds and debt-related restricted cash divided by EBITDA. Transition, or securitization, bonds are serviced by a regulatory transition charge on wires rates and are therefore excluded from debt in credit reviews. Debt-related restricted cash is treated as net debt in credit reviews. Debt/EBITDA is a measure used by management to assess credit quality.

Income from Continuing Operations Per Share (a GAAP measure): Per share (diluted) income from continuing operations before cumulative effect of changes in accounting principles, before preference share dividends.

Contribution Margin (a non-GAAP measure): Operating revenues less cost of energy sold and delivery fees.

Reported Earnings Per Share (a GAAP measure): Per share (diluted) net income available to common shareholders. When calculating diluted earnings per share, net income is adjusted for the after-tax interest on the securities creating the dilution (exchangeable preferred membership interests) and for the fair value of the option associated with TXU's floating rate convertible senior notes. For periods where including common stock equivalents would be anti-dilutive, net income is only adjusted for the after-tax fair value of the option associated with the floating rate convertible senior notes and basic average shares are used in the calculation.

Return on Average Common Stock Equity Based on Net Income: Twelve months ended Net Income Available for Common Stock (a GAAP measure) divided by the average of the beginning and ending Common Stock Equity (a GAAP measure) for the period calculated.

Return on Average Common Stock Equity Based on Operational Earnings: Twelve months ended Operational Earnings (a non-GAAP measure) divided by the average of the beginning and ending Common Stock Equity (a GAAP measure) for the period calculated.

Return on Invested Capital Based on Net Income: Twelve months ended Net Income (a GAAP measure) plus after-tax Interest Expense and Related Charges net of interest income on restricted cash related to debt, divided by the average of the beginning and ending Total Capitalization less debt-related restricted cash for the period calculated.

Return on Invested Capital Based on Operational Earnings: Twelve months ended Operational Earnings (a non-GAAP measure) plus Preference Share Dividends plus after-tax Interest Expense and Related Charges net of interest income on restricted cash related to debt, divided by the average of the beginning and ending Total Capitalization less debt-related restricted cash for the period calculated.

Special Items: Unusual charges related to the implementation of the performance improvement program and other charges, credits or gains that are unusual or nonrecurring. The performance improvement program is being implemented in phases, and the charges are expected to occur largely within a one-year period. Special items are included in reported GAAP earnings, but are excluded from operational earnings. Special items associated with the performance improvement program will include costs related to severance programs, asset impairments and facility closures.

Total Capitalization:  Total Debt plus Shareholders Equity.

Total Debt (a non-GAAP measure): Long-term Debt (including current portion), plus Bank Loans and Commercial Paper, plus Long Term Debt Held by Subsidiary Trusts, plus Preferred Securities of Subsidiaries (including Exchangeable Preferred Membership Interests).

Total Debt less transition bonds and restricted cash (a non-GAAP measure): TXU also uses a total debt measure that excludes transition bonds and restricted cash. Transition, or securitization, bonds are serviced by a regulatory transition charge on wires rates and are therefore excluded from debt in credit reviews. Debt-related restricted cash is treated as net debt in credit reviews.

Attachment 2: Regulation G - Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures

Table 1: Return on Average Common Stock Equity Calculation
Twelve months ended Q3 04 vs. Q3 03; $millions unless otherwise noted
------------------------------------------------------------------------------------- --------------- ---------------- -------
Component                                                                                      Q3 04            Q3 03     Ref
------------------------------------------------------------------------------------- --------------- ---------------- -------
Net income (loss) available for common stock                                                     263          (4,347)       A
...................................................................................... ............... ................ .......
Income from continuing operations before extraordinary gain and cumulative effect                462             (12)
of changes in accounting principles
...................................................................................... ............... ................ .......
Special items (a)                                                                                298              467
...................................................................................... ............... ................ .......
Preference stock dividends                                                                      (22)             (22)
...................................................................................... ............... ................ .......
    Operational earnings                                                                         738              433       B
...................................................................................... ............... ................ .......
Average common equity                                                                          5,205            5,638       C
...................................................................................... ............... ................ .......

...................................................................................... ............... ................ .......
Return on average common equity - based on net income (A/C) (%)                                  5.1           (77.1)
...................................................................................... ............... ................ .......
Return on average common equity - based on operational earnings (B/C) (%)                       14.2              7.7
...................................................................................... ............... ................ .......
(a)  For Q3 04, all special items are 2004 as there were none in 2003.
...................................................................................... ............... ................ .......
       For Q3 03, all special items are 2002 as there were none in 2003.
------------------------------------------------------------------------------------- --------------- ---------------- -------

Table 2: Return on Average Invested Capital Calculation
Twelve months ended Q3 04 vs. Q3 03; $millions unless otherwise noted
------------------------------------------------------------------------------------- ---------------- --------------- -------
Component                                                                                       Q3 04           Q3 03     Ref
------------------------------------------------------------------------------------- ---------------- --------------- -------
Net income (loss)                                                                               1,134         (4,325)
...................................................................................... ................ ............... .......
After-tax interest expense and related charges net of interest income                             437             490
...................................................................................... ................ ............... .......
    Total return (based on net income)                                                          1,571         (3,835)       A
...................................................................................... ................ ............... .......

Operational earnings                                                                              738             433
...................................................................................... ................ ............... .......
Preference stock dividends                                                                       (22)            (22)
...................................................................................... ................ ............... .......
After-tax interest expense and related charges net of interest income (b)                         437             490
...................................................................................... ................ ............... .......
    Total return (based on operational earnings)                                                1,153             901       B
...................................................................................... ................ ............... .......
Average total capitalization                                                                   17,576          19,000       C
...................................................................................... ................ ............... .......
Return on average invested capital - based on net income (A/C) (%)                                8.9          (20.2)
...................................................................................... ................ ............... .......
Return on average invested capital - based on operational earnings (B/C) (%)                      6.6             4.7
...................................................................................... ................ ............... .......
(b)  After-tax interest expense and related charges net of interest income
...................................................................................... ................ ............... .......
      Interest expense                                                                            709             785
...................................................................................... ................ ............... .......
      Interest income                                                                            (36)            (31)
...................................................................................... ................ ............... .......
         Net                                                                                      673             754
...................................................................................... ................ ............... .......
      Tax at 35%                                                                                  236             264
...................................................................................... ................ ............... .......
         Net of tax                                                                               437             490
------------------------------------------------------------------------------------- ---------------- --------------- -------

Table 3: Interest and Debt Coverage Ratios
Twelve months ended Q3 04 vs. Q4 03; $millions unless otherwise noted
------------------------------------------------------------------------------------- --------------- ---------------- -------
Component                                                                                      Q3 04            Q4 03     Ref
------------------------------------------------------------------------------------- --------------- ---------------- -------
Income from continuing operations before income taxes and extraordinary items                   562              818
...................................................................................... ............... ................ .......
...................................................................................... ............... ................ .......
Interest expense and related charges                                                            709              784
...................................................................................... ............... ................ .......
...................................................................................... ............... ................ .......
Interest income                                                                                 (36)             (36)
...................................................................................... ............... ................ .......
...................................................................................... ............... ................ .......
Depreciation and amortization                                                                   767              723
...................................................................................... ............... ................ .......
...................................................................................... ............... ................ .......
Special items                                                                                   536                -
...................................................................................... ............... ................ .......
...................................................................................... ............... ................ .......
   EBITDA                                                                                     2,538            2,289        A
...................................................................................... ............... ................ .......
...................................................................................... ............... ................ .......

...................................................................................... ............... ................ .......
...................................................................................... ............... ................ .......
Interest expense and related charges                                                            709              784
...................................................................................... ............... ................ .......
...................................................................................... ............... ................ .......
Amortization of discount and reacquired debt expense                                            (29)             (31)
...................................................................................... ............... ................ .......
...................................................................................... ............... ................ .......
Capitalized interest                                                                             12               12
...................................................................................... ............... ................ .......
...................................................................................... ............... ................ .......
   Cash interest expense                                                                        692              765        B
...................................................................................... ............... ................ .......
...................................................................................... ............... ................ .......

...................................................................................... ............... ................ .......
...................................................................................... ............... ................ .......
Total debt                                                                                   12,085           12,590
...................................................................................... ............... ................ .......
...................................................................................... ............... ................ .......
Transition bonds                                                                             (1,267)            (500)
...................................................................................... ............... ................ .......
...................................................................................... ............... ................ .......
Debt-related restricted cash                                                                   (525)            (525)
...................................................................................... ............... ................ .......
...................................................................................... ............... ................ .......
   Total                                                                                     10,293           11,565        C
...................................................................................... ............... ................ .......
...................................................................................... ............... ................ .......

...................................................................................... ............... ................ .......
...................................................................................... ............... ................ .......
EBITDA/Interest (A/B)                                                                            3.7              3.0
...................................................................................... ............... ................ .......
...................................................................................... ............... ................ .......

...................................................................................... ............... ................ .......
...................................................................................... ............... ................ .......
Debt/EBITDA (C/A)                                                                                4.1              5.1
------------------------------------------------------------------------------------- --------------- ---------------- -------

Table 4a:  Consolidated - Operational Earnings Reconciliation
Q3 04; $millions and $ per dilutive share after tax
------------------------------------------- ---------- ---------- ------------ ----------- ----------- --------- -------- ---------
Factor                                                            Electric    Electric       Corp.        Corp.
                                               Energy    Energy   Delivery    Delivery     & Other      & Other    Total     Total
------------------------------------------- -------- ---------- ---------- ----------- ----------- ------------ -------- ---------
Operational earnings                            302       1.03        108        0.36        (25)       (0.08)      385      1.31
............................................ ........ .......... .......... ........... ........... ............ ........ .........
............................................ ........ .......... .......... ........... ........... ............ ........ .........
Special items1                                    6       0.02        (1)           -        (15)       (0.05)     (10)    (0.03)
............................................ ........ .......... .......... ........... ........... ............ ........ .........
............................................ ........ .......... .......... ........... ........... ............ ........ .........
Discontinued operations2                        (2)     (0.01)          -           -         289         0.98      287      0.97
............................................ ........ .......... .......... ........... ........... ............ ........ .........
............................................ ........ .......... .......... ........... ........... ............ ........ .........
Extraordinary gain, net of tax effect             -          -          -           -           -            -        -         -
............................................ ........ .......... .......... ........... ........... ............ ........ .........
............................................ ........ .......... .......... ........... ........... ............ ........ .........
Dilutive effect of sr. convertible notes          -          -          -           -           -            -        -    (0.91)
............................................ ........ .......... .......... ........... ........... ............ ........ .........
............................................ ........ .......... .......... ........... ........... ............ ........ .........
Dilution effect of EPMIs                          -          -          -           -           -            -        -         -
............................................ ........ .......... .......... ........... ........... ............ ........ .........
............................................ ........ .......... .......... ........... ........... ............ ........ .........
Net income to common                            306       1.04        107        0.36         249         0.85      662      1.34
............................................ ........ .......... .......... ........... ........... ............ ........ .........
............................................ ........ .......... .......... ........... ........... ............ ........ .........
Average shares - diluted                                                                                                      295
............................................ ........ .......... .......... ........... ........... ............ ........ .........
............................................ ........ .......... .......... ........... ........... ............ ........ .........
Dilutive effect of sr. convertible notes                                                                                    (268)
------------------------------------------- -------- ---------- ---------- ----------- ----------- ------------ -------- ---------



--------------------------
1 See Table 3: Description of Special Items on page 4 of the Earnings Release for details of special items.
2 See Table 20: Details of Discontinued Operations on page 17 of the Earnings
  Release and accompanying Segment Consolidating Income Statements for details of discontinued operations.

Table 4b:  Consolidated - Operational Earnings Reconciliation
Q3 03; $millions and $ per dilutive share after tax
------------------------------------------- ---------- ---------- ------------ ----------- ----------- ------------ -------- ------
Factor                                                               Electric    Electric      Corp.        Corp.
                                               Energy     Energy     Delivery    Delivery     & Other      & Other    Total    Total
------------------------------------------- ---------- ---------- ------------ ----------- ----------- ------------ -------- ------
............................................ -------- ---------- ------------ ----------- ----------- ------------ -------- --------
Operational earnings                            250       0.66          126        0.33        (48)       (0.09)      328      0.90
............................................ ........ .......... ............ ........... ........... .......... ........ .........
............................................ ........ .......... ............ ........... ........... .......... ........ .........
Special items                                     -          -                        -           -          -        -         -
............................................ ........ .......... ............ ........... ........... .......... ........ .........
............................................ ........ .......... ............ ........... ........... .......... ........ .........
Discontinued operations                         (1)          -            -           -          65       0.17       64      0.17
............................................ ........ .......... ............ ........... ........... .......... ........ .........
............................................ ........ .......... ............ ........... ........... .......... ........ .........
Extraordinary gain, net of tax effect             -          -            -           -           -          -        -         -
............................................ ........ .......... ............ ........... ........... .......... ........ .........
............................................ ........ .......... ............ ........... ........... .......... ........ .........
Dilutive effect of sr. convertible notes          -          -            -           -           -          -        -         -
............................................ ........ .......... ............ ........... ........... .......... ........ .........
............................................ ........ .......... ............ ........... ........... .......... ........ .........
Dilution effect of EPMIs                          -          -            -           -           -          -        -         -
............................................ ........ .......... ............ ........... ........... .......... ........ .........
............................................ ........ .......... ............ ........... ........... .......... ........ .........
Net income to common                            249       0.66          126        0.33          17       0.08      392      1.07
............................................ ........ .......... ............ ........... ........... .......... ........ .........
............................................ ........ .......... ............ ........... ........... .......... ........ .........
Average shares - diluted                                                                                                      379
............................................ ........ .......... ............ ........... ........... .......... ........ .........
............................................ ........ .......... ............ ........... ........... .......... ........ .........
Dilutive effect of sr. convertible notes                                                                                        -
------------------------------------------- -------- ---------- ------------ ----------- ----------- ---------- -------- ---------

Table 4c:  Consolidated - Operational Earnings Reconciliation
YTD 04; $millions and $ per dilutive share after tax
------------------------------------------- ---------- ---------- ------------ ----------- ----------- ------------ -------- ------
Factor                                                              Electric   Electric      Corp.        Corp.
                                              Energy    Energy     Delivery    Delivery     & Other      & Other    Total     Total
------------------------------------------- --------- ---------- ------------ ----------- ----------- ---------- -------- ---------
Operational earnings                             582       1.73          234        0.69       (112)     (0.28)      704      2.14
............................................ ......... .......... ............ ........... ........... .......... ........ .........
............................................ ......... .......... ............ ........... ........... .......... ........ .........
Special items                                  (174)     (0.51)         (14)      (0.04)       (110)     (0.33)    (298)    (0.88)
............................................ ......... .......... ............ ........... ........... .......... ........ .........
............................................ ......... .......... ............ ........... ........... .......... ........ .........
Discontinued operations                         (33)     (0.11)            -           -         699       2.24      666      2.13
............................................ ......... .......... ............ ........... ........... .......... ........ .........
............................................ ......... .......... ............ ........... ........... .......... ........ .........
Extraordinary gain, net of tax effect              -          -           16        0.05           -          -       16      0.05
............................................ ......... .......... ............ ........... ........... .......... ........ .........
............................................ ......... .......... ............ ........... ........... .......... ........ .........
Cumulative effect of accounting change             -          -            -           -           -          -        -         -
............................................ ......... .......... ............ ........... ........... .......... ........ .........
............................................ ......... .......... ............ ........... ........... .......... ........ .........
EPMI buyback premium                               -          -            -           -       (849)     (2.72)    (849)    (2.72)
............................................ ......... .......... ............ ........... ........... .......... ........ .........
............................................ ......... .......... ............ ........... ........... .......... ........ .........
Dilutive effect of sr. convertible notes           -          -            -           -           -          -        -    (0.80)
............................................ ......... .......... ............ ........... ........... .......... ........ .........
............................................ ......... .......... ............ ........... ........... .......... ........ .........
Dilution effect of EPMIs                           -          -            -           -           -          -        -    (0.01)
............................................ ......... .......... ............ ........... ........... .......... ........ .........
............................................ ......... .......... ............ ........... ........... .......... ........ .........
Net income to common                             375       1.11          236        0.70       (372)     (1.09)      239    (0.09)
............................................ ......... .......... ............ ........... ........... .......... ........ .........
............................................ ......... .......... ............ ........... ........... .......... ........ .........
Average shares - basic                                                                                                         313
............................................ ......... .......... ............ ........... ........... .......... ........ .........
............................................ ......... .......... ............ ........... ........... .......... ........ .........
Average shares - diluted                                                                                                       337
............................................ ......... .......... ............ ........... ........... .......... ........ .........
............................................ ......... .......... ............ ........... ........... .......... ........ .........
Dilutive effect of sr. convertible notes                                                                                     (268)
............................................ ......... .......... ............ ........... ........... .......... ........ .........
............................................ ......... .......... ............ ........... ........... .......... ........ .........
Dilutive effect of EPMIs                                                                                                        18
------------------------------------------- --------- ---------- ------------ ----------- ----------- ---------- -------- ---------

Table 4d:  Consolidated - Operational Earnings Reconciliation
YTD 03; $millions and $ per dilutive share after tax
------------------------------------------- ---------- ---------- ------------ ----------- ----------- ------------ -------- ------
Factor                                                               Electric    Electric      Corp.        Corp.
                                               Energy     Energy     Delivery    Delivery     & Other      & Other    Total    Total
------------------------------------------- --------- ---------- ------------ ----------- ---------- ------------ -------- ---------
Operational earnings                             439       1.16          239        0.63      (167)       (0.34)      511      1.45
............................................ ......... .......... ............ ........... .......... ............ ........ .........
............................................ ......... .......... ............ ........... .......... ............ ........ .........
Special items                                      -          -            -           -          -            -        -         -
............................................ ......... .......... ............ ........... .......... ............ ........ .........
............................................ ......... .......... ............ ........... .......... ............ ........ .........
Discontinued operations                          (2)     (0.01)            -           -         86         0.23       84      0.22
............................................ ......... .......... ............ ........... .......... ............ ........ .........
............................................ ......... .......... ............ ........... .......... ............ ........ .........
Extraordinary gain, net of tax effect              -          -            -           -          -            -        -         -
............................................ ......... .......... ............ ........... .......... ............ ........ .........
............................................ ......... .......... ............ ........... .......... ............ ........ .........
Cumulative effect of accounting change          (58)     (0.15)            -           -          -            -     (58)    (0.15)
............................................ ......... .......... ............ ........... .......... ............ ........ .........
............................................ ......... .......... ............ ........... .......... ............ ........ .........
EPMI buyback premium                               -          -            -           -          -            -        -
............................................ ......... .......... ............ ........... .......... ............ ........ .........
............................................ ......... .......... ............ ........... .......... ............ ........ .........
Dilutive effect of sr. convertible notes           -          -            -           -          -            -        -         -
............................................ ......... .......... ............ ........... .......... ............ ........ .........
............................................ ......... .......... ............ ........... .......... ............ ........ .........
Dilution effect of EPMIs                           -          -            -           -          -            -        -         -
............................................ ......... .......... ............ ........... .......... ............ ........ .........
............................................ ......... .......... ............ ........... .......... ............ ........ .........
Net income to common                             379       1.00          239        0.63       (81)       (0.11)      537      1.52
............................................ ......... .......... ............ ........... .......... ............ ........ .........
............................................ ......... .......... ............ ........... .......... ............ ........ .........
Average shares - basic                                                                                                          321
............................................ ......... .......... ............ ........... .......... ............ ........ .........
............................................ ......... .......... ............ ........... .......... ............ ........ .........
Average shares - diluted                                                                                                        378
............................................ ......... .......... ............ ........... .......... ............ ........ .........
............................................ ......... .......... ............ ........... .......... ............ ........ .........
Dilutive effect of sr. convertible notes                                                                                          -
............................................ ......... .......... ............ ........... .......... ............ ........ .........
............................................ ......... .......... ............ ........... .......... ............ ........ .........
Dilutive effect of EPMIs                                                                                                         40
------------------------------------------- --------- ---------- ------------ ----------- ---------- ------------ -------- ---------